Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

February 4, 2015

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Boston, MA - Harte Hanks (NYSE: HHS), a leading marketing services organization that partners with top brands to establish deeper relationships with their customers and prospects, today announced financial results for the fourth quarter and year ended December 31, 2014.

Fourth quarter 2014 revenues were $146.5 million compared to $152.2 million of revenues in the same quarter last year.

•     Customer Interaction revenues were $132.3 million compared to $135.8 million in the same quarter last year. Several of our revenue verticals had growth during the quarter including Financial, Technology and Select Markets. The Financial vertical increased 13.8% primarily from increased credit card solicitations. Our Technology and Select Markets verticals increased 5.7% and 23.1%, respectively, from providing clients won earlier in the year with contact center support activity.  These increases were offset by a decrease in revenues in our Retail and Healthcare verticals as a result of marketing expense reduction efforts from several large retailers along with decreased Affordable Care Act implementation efforts compared to the fourth quarter of 2013.

•     Trillium Software revenues were $14.2 million compared to $16.3 million in the same quarter last year. This decline was principally driven by decreased software license revenues. Maintenance and professional service revenues slightly decreased compared to the fourth quarter last year.

Operating income for the quarter was $14.7 million, an increase from $12.5 million for the same quarter last year.  Fourth quarter 2014 results included $2.0 million of charges related to previously announced facility consolidations and fourth quarter 2013 results included approximately $2.6 million of charges related to a legal settlement and professional services fees.

•     Operating income for Customer Interaction increased to $11.0 million compared to $9.4 million.  This operating income improvement was driven by expense management as  labor and selling, general and administrative costs were reduced as the company gained efficiencies across the business.

•     Trillium Software operating income was $3.7 million compared to $4.4 million in the same period last year.  This decrease was due primarily to the reduction and timing in software license revenues, as most of our costs in this business are fixed.

Fourth quarter 2014 diluted earnings per share from continuing operations increased to $0.16 compared to $0.11 for the same quarter in 2013. Capital expenditures for the quarter were $4.7 million compared to $3.1 million in the prior year’s fourth quarter. This increase was to support real estate consolidations to utilize inefficient space in existing facilities and system implementation.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2014 and 2013, respectively. More detailed financial results are attached.

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RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended Dec. 31,
(In thousands, except per share amounts)	2014	2013	% Change
Operating revenues	$146,518	$152,178	-3.7%
Operating income	14,656	12,484	17.4%
Income from continuing operations	10,089	6,734	49.8%
Diluted earnings per share from continuing operations	0.16	0.11	45.5%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,183	62,822	-1.0%

For the year, the company’s revenues were $553.7 million compared to $559.6 million last year. Income from continuing operations was $24.0 million for 2014 compared to $24.4 million for 2013. These results reflect the return of stable revenues and income from continuing operations compared to prior year’s results.

The following table presents financial highlights of the company’s operations for 2014 and 2013, respectively.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Year Ended December 31,
(In thousands, except per share amounts)	2014	2013	% Change
Operating revenues	$553,676	$559,609	-1.1%
Operating income	40,762	42,661	-4.5%
Income from continuing operations	23,991	24,441	-1.8%
Diluted earnings per share from continuing operations	0.38	0.39	-2.6%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,658	62,812	-0.2%

Commenting on performance, Chief Executive Officer Robert Philpott said,   “2014 was a transitional year for the company. At points through the year we achieved our goal of revenue growth but a weaker fourth quarter meant we ended the year just short of 2013 revenues. The significant work we undertook during the second half of 2014 to align our operating expenses with our revenues has really begun to bear fruit.  Our fourth quarter operating income growth

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is the result of substantial reorganization within our company which has eliminated duplication and streamlined our teams.  We have also tackled the long-term cost base in the business.  Harte Hanks teams now have an unswerving focus on collaboration and in 2015 we will again turn our intentions to consistently delivering revenue growth.”

The company will host a conference call on February 4, 2015, at 4:30 p.m. Eastern Time to discuss the results.  Investors and interested parties may participate in the call by dialing (888) 713-4494 for domestic callers and +1 (913) 312-1391 for international callers and referring to Conference ID 2565188.  To access an audio webcast, please go to the link within the Harte Hanks website located on the Investors section of the website, http://HarteHanks.com.  A replay will be available shortly after the call through February 11, 2015 at (888) 203-1112 for domestic callers and +1 (719) 457-0820 for international callers, Conference ID 2565188.

About Harte Hanks:

Harte Hanks is one of the world’s leading, insight-driven multi-channel marketing organizations, delivering impactful business results for some of the world’s best-known brands. Through strategic agencies and our core marketing services, we develop integrated solutions that connect brands with prospects and customers, moving them beyond awareness to transactions and brand loyalty. Visit the Harte Hanks website at http://HarteHanks.com or call (800) 456-9748.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note,  provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and

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to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  The company believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

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Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands, except per share data	2014	2013	2014	2013

Operating revenues	$146,518	$152,178	$553,676	$559,609
Operating expenses:
Labor	71,192	76,323	279,135	281,924
Production and distribution	44,175	42,729	166,959	161,600
Impairment of Goodwill and Intangibles	—	—	—	2,750
Advertising, selling, general and administrative	12,782	16,695	51,900	54,937
Depreciation and amortization	3,713	3,947	14,920	15,737
	131,862	139,694	512,914	516,948
Operating income	14,656	12,484	40,762	42,661
Other expenses (income):
Interest expense	681	767	2,834	3,103
Interest income	(71)	(29)	(275)	(105)
Other, net	(331)	646	897	46
	279	1,384	3,456	3,044
Income from continuing operations before income taxes	14,377	11,100	37,306	39,617
Income tax expense	4,288	4,366	13,315	15,176
Income from continuing operations	$10,089	$6,734	$23,991	$24,441

Gain from discontinued operations, net of income taxes	—	(167)	—	(11,071)

Net Income	$10,089	$6,567	$23,991	$13,370

Basic earnings per common share
Continuing operations	$0.16	$0.11	$0.38	$0.39
Discontinued operations	—	—	—	(0.18)
Basic earnings per share	$0.16	$0.11	$0.38	$0.21

Weighted-average common shares outstanding	61,957	62,556	62,444	62,503

Diluted earnings per common share
Continuing operations	$0.16	$0.11	$0.38	$0.39
Discontinued operations	—	—	—	(0.18)
Diluted earnings per share	$0.16	$0.11	$0.38	$0.21

Weighted-average common and common equivalent shares outstanding	62,183	62,822	62,658	62,812

Balance Sheet Data (Unaudited)	December 31,	December 31,
In thousands	2014	2013

Cash and cash equivalents	$56,749	$88,747
Total debt	$82,687	$98,000

Harte Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Twelve months ended
	December 31,			December 31,
In thousands	2014	2013	% Change	2014	2013	% Change

OPERATING REVENUES:
Customer Interaction	$132,310	$135,831	-2.6%	$499,444	$503,759	-0.9%
Trillium Software	14,208	16,348	-13.1%	54,232	55,850	-2.9%
Total operating revenues	$146,518	$152,179	-3.7%	$553,676	$559,609	-1.1%

OPERATING INCOME:
Customer Interaction	$11,038	$9,418	17.2%	$29,780	$32,021	-7.0%
Trillium Software	3,685	4,429	-16.8%	13,347	15,396	-13.3%
General corporate expense	(67)	(1,363)	95.1%	(2,365)	(4,756)	50.3%
Total operating income	$14,656	$12,484	17.4%	$40,762	$42,661	-4.5%
	—	—		—	—
DEPRECIATION AND AMORTIZATION:
Customer Interaction	$3,251	$3,473	-6.4%	$12,886	$13,684	-5.8%
Trillium Software	462	474	-2.5%	2,034	2,053	-0.9%
Total depreciation and amortization	$3,713	$3,947	-5.9%	$14,920	$15,737	-5.2%

Harte Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three months ended		Twelve months ended
	December 31		December 31
	2014	2013	2014	2013

Retail	28.6%	32.4%	27.2%	30.9%
Financial and Insurance Services	12.1%	10.4%	13.0%	13.1%
Technology	24.8%	22.9%	23.6%	22.9%
Healthcare and Pharmaceuticals	10.6%	11.7%	9.3%	9.2%
Auto and Consumer Brands	16.3%	16.7%	17.0%	16.4%
Other Select Markets	7.5%	6.0%	9.9%	7.4%
	100.0%	100.0%	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three months ended		Twelve months ended
	December 31		December 31
	2014	2013	2014	2013

Retail	9.0%	5.0%	6.8%	5.6%
Financial and Insurance Services	26.1%	40.6%	27.5%	29.9%
Technology	24.1%	21.3%	22.8%	26.7%
Healthcare and Pharmaceuticals	6.4%	6.3%	6.3%	6.5%
Auto and Consumer Brands	22.8%	17.8%	24.9%	21.1%
Other Select Markets	11.7%	9.0%	11.8%	10.3%
	100.0%	100.0%	100.0%	100.0%

Harte Hanks, Inc.

Reconciliation of Net Income to Free Cash Flow (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands	2014	2013	2014	2013
Income from continuing operations	$10,089	$6,734	$23,991	$24,441
Add: Intangible impairment (Note 1)	—	—	—	2,750
Add: After-tax stock-based compensation (Note 2)	455	692	2,433	4,124
Add: Depreciation and amortization	3,713	3,947	14,920	15,737
Less: Capital expenditures	4,664	3,113	11,753	15,873
Free cash flow from continuing operations	9,593	8,260	29,591	31,179

Income/(Loss) from discontinued operations	—	(167)	—	(11,071)
Add: Depreciation and amortization	—	—	—	2,592
Less: Capital expenditures	—	—	—	327
Free cash flow from discontinued operations	—	(167)	—	(8,806)

Total free cash flow	$9,593	$8,093	$29,591	$22,373

Note 1:	Impairment of other intangibles was $2,750 with only non-cash tax impact for the twelve months ended December 31,2013.

Note 2:

For continuing operations pre-tax stock-based compensation expense was $758 and $1,153 for the three months ended December 31, 2014 and 2013, respectively; and was $4,055 and $6,873 for the twelve months ended December 31, 2014 and 2013, respectively. For discontinued operations, pre-tax stock-based compensation expense was $0.

Reconciliation of Net Income to EBITDA from Continuing Operations (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands	2014	2013	2014	2013
Income from Continuing Operations	$10,089	$6,734	$23,991	$24,441
Intangible Impairment	—	—	—	2,750
Depreciation and amortization	3,713	3,947	14,920	15,737
Interest expense, net and non-operating, net	279	1,384	3,456	3,044
Income tax expense	4,288	4,366	13,315	15,176
EBITDA from Continuing Operations	$18,369	$16,431	$55,682	$61,148